UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DIEDRICH COFFEE, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DIEDRICH COFFEE, INC.

28 EXECUTIVE PARK, SUITE 200

IRVINE, CALIFORNIA 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 18, 2010

Dear Diedrich Coffee, Inc. Stockholder:

On February 18, 2010, Diedrich Coffee, Inc. will hold its annual meeting of stockholders at the Diedrich Coffee, Inc. Roasting Facility, 11480 Commercial Parkway, Castroville, CA 95012. The meeting will begin at 9:00 a.m. local time.

Only stockholders of record at the close of business on January 11, 2010 can vote at this meeting or any adjournments or postponements that may take place. At the meeting, you will be asked to:

1.	Elect a board of directors to serve until the next annual meeting of stockholders.

2.	Ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2010.

We will also attend to business properly presented at the meeting and any adjournments or postponements of the meeting. The foregoing items of business are more fully described in the proxy statement that is attached to, and a part of, this notice.

As previously disclosed in Diedrich Coffee’s filings with the Securities and Exchange Commission, on December 7, 2009, Diedrich Coffee, Green Mountain Coffee Roasters, Inc. (“GMCR”) and Pebbles Acquisition Sub, Inc., a wholly owned subsidiary of GMCR (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which GMCR, through Acquisition Sub, offered to acquire all of the outstanding shares of Diedrich Coffee’s common stock for $35.00 in cash per share (the “Offer”), with Acquisition Sub merging with and into Diedrich Coffee upon satisfaction or waiver of certain conditions (the “Merger”). If the Merger is consummated prior to February 18, 2010, we will not hold the 2009 annual meeting.

The board of directors recommends that you vote for all of the proposals.

By order of the board of directors,

Paul C. Heeschen Chairman of the Board of Directors

Irvine, California

January 15, 2010

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. If you attend the annual meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish, even if you have previously returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on February 18, 2010.

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended June 24, 2009 are available at http://www.edocumentview.com/DDRX.

DIEDRICH COFFEE, INC.

28 EXECUTIVE PARK, SUITE 200

IRVINE, CALIFORNIA 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

FEBRUARY 18, 2010

INTRODUCTION

This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of Diedrich Coffee, Inc. (“Diedrich Coffee”), a Delaware corporation, of proxies for use at its annual meeting of stockholders to be held on February 18, 2010 at 9:00 a.m. local time, or at any adjournment or postponement of the meeting. At the meeting, you will be asked to consider and vote on the matters described in this proxy statement and in the accompanying notice. The annual meeting will be held at the Diedrich Coffee, Inc. Roasting Facility, 11480 Commercial Parkway, Castroville, CA 95012. Only stockholders of record at the close of business on January 11, 2010, which is the record date for the annual meeting, are permitted to vote at the annual meeting and any adjournments or postponements thereof. This proxy statement and the accompanying proxy card are being mailed on or about January 21, 2010 to all stockholders entitled to vote at the annual meeting.

The board of directors is soliciting your vote to (i) elect a board of directors to serve until the next annual meeting of stockholders and (ii) ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2010.

If the Merger with GMCR is consummated prior to February 18, 2010, we will not hold the 2009 annual meeting.

INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

Proxies

You should complete and return the accompanying proxy regardless of whether you attend the annual meeting in person. You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation; giving our Corporate Secretary a properly executed proxy of a later date; or attending the annual meeting and voting in person, provided that, if your shares are held of record by a broker, bank or other nominee, you must obtain from the record holder a proxy issued in your name. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to Diedrich Coffee, Inc., 28 Executive Park, Suite 200, Irvine, CA 92614, Attention: Corporate Secretary.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted in favor of each of the proposals. Our board of directors is unaware of any other matters that may be presented for action at our annual meeting. If other matters do properly come before our annual meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions. We will reimburse record holders for their reasonable expenses in performing these tasks. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, either personally or by telephone, letter or other means.

Record Date and Voting Rights

Our board of directors has fixed January 11, 2010 as the record date for determining the stockholders who are entitled to notice of, and to vote at, our annual meeting. Only stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our annual meeting. As of January 11, 2010, there were 5,726,813 shares of our common stock outstanding held by 426 record holders and no shares of preferred stock outstanding. A majority of the outstanding shares of common stock must be present at our annual meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present in person at our annual meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present and entitled to vote at our annual meeting for the purpose of determining whether or not a quorum exists. Broker non-votes will also be counted as present for the purpose of determining whether a quorum exists.

For Proposal 1 relating to director elections, the nominees for election as directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting. For Proposal 2 relating to ratification of the independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required in order for this proposal to be approved by our stockholders. For Proposal 1, abstentions and broker non-votes will have no effect on that proposal. For Proposal 2, abstentions and broker non-votes will have the effect of a vote against that proposal. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Our board of directors urges you to complete, date and sign the accompanying proxy and to return it promptly.

PROPOSAL 1

ELECTION OF DIRECTORS

Our directors are elected once a year at our annual meeting of stockholders. Our bylaws provide that our board of directors shall consist of between three and seven directors with the precise number to be determined by resolution of our board of directors. The authorized number of members of our board of directors, as of the date of our annual meeting, will be five. If a quorum is present at our annual meeting, the five nominees receiving the greatest number of votes will be elected and will serve until their respective successors are duly elected and qualified, they resign or they are removed in the manner provided for in our bylaws.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as director. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as the independent directors on our board of directors may propose. The following table lists our directors and provides their respective ages and titles as of January 8, 2010.

Name	Age	Title	Director Since
Paul C. Heeschen (1)	52	Chairman of the Board of Directors	1996
Gregory D. Palmer (2)(3)	53	Director	2006
J. Russell Phillips	60	Director, President and Chief Executive Officer (4)	2007
Timothy J. Ryan (1)(2)(3)	69	Director	2005
James W. Stryker (2)(3)	63	Director	2008

(1)	Member of the compensation committee of our board of directors.

(2)	Member of the audit committee of our board of directors.

(3)	Member of the special committee of our board of directors which was established primarily for the purpose of, among other matters, reviewing, evaluating and negotiating the terms and conditions of any potential sale of Diedrich Coffee.

(4)	On January 15, 2010, Diedrich Coffee and Mr. Phillips reached an agreement in principle as to the terms of a Separation Agreement and General Release whereby Mr. Phillips and the Company agreed that Mr. Phillips’ employment as President and Chief Executive Officer of Diedrich Coffee will terminate on January 30, 2010.

There are no family relationships among any of the directors or executive officers of Diedrich Coffee. The principal occupation for at least the last five years of each nominee for director, as well as other information, is set forth below.

Paul C. Heeschen joined our board of directors in January 1996. In February 2001, the board of directors elected him as Chairman. Since 1995, Mr. Heeschen has been a Principal of Heeschen & Associates, a private investment firm. He is also the sole general partner of Sequoia Enterprises, L.P. (“Sequoia”), WF Trust, D.C.H., L.P. and a trustee of the Paul C. Heeschen Revocable Living Trust, each of which are stockholders of Diedrich Coffee. Mr. Heeschen serves on the board of directors of PC Mall, Inc., a publicly traded supplier of technology solutions for business, government and educational institutions, as well as consumers.

Gregory D. Palmer joined our board of directors in September 2006. From January 1998 to June 2006, Mr. Palmer was the President and Chief Executive Officer of RemedyTemp, Inc., a staffing services company. Mr. Palmer also served as a director of RemedyTemp, Inc. from January 2001 to June 2006.

J. Russell Phillips joined our board of directors in April 2007 through appointment by our board of directors. On February 7, 2008, Mr. Phillips was appointed our President and Chief Executive Officer. From 2004 to 2008, Mr. Phillips served as Managing Principal of Transom Partners, an executive consultancy group that facilitates and develops new strategies with CEOs and executive teams. From 1994 to 2004, Mr. Phillips served as Chief Executive Officer and President of SHURflo, the leading manufacturer of high quality precision pumps, controls, motors and systems serving the food service, industrial and RV/marine markets. From 1972 to 1994, Mr. Phillips worked for several pump companies in various managerial capacities.

Timothy J. Ryan joined our board of directors in October 2005. Effective April 8, 2009, Mr. Ryan was appointed Vice Chairman of the board. Mr. Ryan previously served as our Chief Executive Officer from November 1997 to October 2000. Since April 1999, he has been a director of Rubio’s Restaurants, Inc., a publicly traded fast-casual fresh Mexican grill restaurant chain. From December 1995 to December 1996, Mr. Ryan served as President and Chief Operating Officer of Sizzler U.S.A., a division of Sizzler International, Inc., and as a director of Sizzler International, Inc., of which he also served as a Senior Vice President. From November 1988 to December 1993, Mr. Ryan served as Senior Vice President of Marketing at Taco Bell Worldwide and, from December 1993 to December 1995, he served as Senior Vice President of Taco Bell’s Casual Dining Division.

James W. Stryker joined our board of directors in December 2008 through appointment by our board of directors and currently serves as Chairman of the audit committee. From May 2006 to April 2008, Mr. Stryker was the Executive Vice President and Chief Financial Officer (“CFO”) of Perkins & Marie Callender’s Inc., a chain of two restaurant concepts. From October 2001 to April 2006, Mr. Stryker served as Executive Vice President and CFO of Wilshire Restaurant Group, Inc. (dba Marie Callender’s). From March 1999 to October 2001, Mr. Stryker was Senior Vice President and CFO of The Johnny Rockets Group, Inc. From January 1996 to March 1999 Mr. Stryker was Vice President, Finance and CFO of Rubio’s Restaurants, Inc. From 1994 to December 1995, Mr. Stryker was Vice President, Finance and Administration of American Restaurant Group, Inc. Prior to that, Mr. Stryker spent sixteen years with El Torito Restaurants, Inc. including eight years as Executive Vice President and CFO.

Vote Required and Recommendation of the Board of Directors

The nominees for election as directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

The board of directors recommends that you vote FOR each nominee named in Proposal 1.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has retained BDO Seidman, LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2010. A representative of BDO Seidman, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the audit committee of our board of directors is seeking ratification of its selection of BDO Seidman, LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the audit committee of our board of directors will reconsider its selection of BDO Seidman, LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in our best interests and those of our stockholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

The board of directors recommends that you vote FOR Proposal 2.

GOVERNANCE PRINCIPLES

Board Meetings

Our board of directors met five times, the audit committee met four times and the compensation committee met once during the 2009 fiscal year. Each incumbent director attended at least 75% of (1) the total number of meetings of our board of directors and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

Director Independence

Our board of directors has affirmatively determined that four of our five directors are independent within the meaning of Nasdaq Marketplace Rule 5605. Our independent directors are Paul C. Heeschen, Gregory D. Palmer, Timothy J. Ryan and James W. Stryker. During its review, the board of directors considered transactions and relationships between each director or any member of his or her immediate family and Diedrich Coffee and its subsidiaries and affiliates.

Committees of the Board of Directors

The Company has two standing committees: an audit committee and a compensation committee. Each member of the audit and compensation committees of the board of directors has been determined by our board of directors to be independent. Both committees operate under written charters that are available for viewing on the “Investor Relations” segment of our website: www.diedrich.com.

Audit Committee. It is the responsibility of the audit committee to oversee our accounting and financial reporting processes and the audits of our financial statements. In addition, the audit committee assists the board of directors in its oversight of our compliance with legal and regulatory requirements. The specific duties of the audit committee include monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm; and facilitating communication among the independent registered public accounting firm, our management and our board of directors. The audit committee has the authority to conduct any investigation appropriate to fulfill its responsibilities and has direct access to all of our employees and the independent registered public accounting firm. The audit committee also has the authority to retain, at our expense and without further approval of the board of directors, special legal, accounting or other consultants or experts that it deems necessary in the performance of its duties.

The audit committee met four times during the 2009 fiscal year and otherwise accomplished its business without formal meetings. The audit committee was composed of Mr. Palmer and Mr. Ryan until the addition of Mr. Stryker effective December 19, 2008. Our board of directors has determined that each of Mr. Palmer, Mr. Ryan and Mr. Stryker is independent within the meaning of the enhanced independence standards contained in Nasdaq Marketplace Rule 5605(c) and regulations adopted by the Securities and Exchange Commission that relate specifically to members of audit committees. Our board of directors has also determined that Mr. Ryan is qualified to serve as our “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. The “Report of the Audit Committee of the Board of Directors” is included in this proxy statement beginning at page 18.

Compensation Committee. It is the responsibility of the compensation committee to assist the board of directors in discharging the board of director’s responsibilities regarding the compensation of our employees and directors. The specific duties of the compensation committee include determining the corporate goals and objectives relevant to executive compensation; evaluating our executive officers’ performance in light of such goals and objectives; setting or making recommendations to the board of directors regarding compensation levels based upon such evaluations; administering our incentive compensation plans, including our equity-based incentive plans; and making recommendations to the board of directors regarding our overall compensation structure, policies and programs.

The compensation committee met once during fiscal year 2009 and otherwise accomplished its business without formal meetings during the 2009 fiscal year. During the 2009 fiscal year, the compensation committee was composed of two members: Mr. Heeschen and Mr. Ryan.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth several important principles regarding the activities of the board of directors and its committees as well as other matters. Our corporate governance guidelines are available for viewing on the “Investor Relations” segment of our website: www.diedrich.com.

Meetings of Non-Management Directors

The non-management members of the board of directors regularly meet without any members of management present during regularly scheduled executive sessions after each board meeting.

Code of Conduct

We have adopted a code of conduct that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, the members of our board of directors. This code includes, but is not limited to, the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. Our board of directors has reviewed and approved this code of conduct. Our employees agree in writing to comply with the code at commencement of employment and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, and they may do so anonymously. Our code of conduct is available for viewing on the “Investor Relations” segment of our website: www.diedrich.com. If we make substantive amendments to the code or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations.

Communications With the Board of Directors

Our stockholders may communicate with our board of directors, a committee of our board of directors or a director by sending a letter addressed to the board of directors, a committee or a director c/o Corporate Secretary, Diedrich Coffee, Inc., 28 Executive Park, Suite 200, Irvine, CA 92614. All communications will be compiled by our Corporate Secretary and forwarded to the board, the committee or the directors, as appropriate.

Director Nominations

The board of directors does not have a standing nominating committee. Consistent with the corporate governance guidelines adopted by the board, the directors of the board, all of whom other than Mr. Phillips are currently independent, work together to identify qualified individuals to become directors; to determine the composition of the board of directors and its committees; and to monitor and assess the effectiveness of the board of directors and its committees. With respect to the nominating process, the directors identify, screen and nominate director candidates for election by our stockholders; review director candidates recommended by our stockholders; assist in attracting qualified director candidates to serve on the board; monitor the independence of current directors and nominees; and monitor and assess the relationship between the board of directors and our management with respect to the board’s ability to function independently of management. The board of directors believes that a standing nominating committee is not necessary because there are relatively few directors on the board, which facilitates close coordination of the nomination process.

The board of directors regularly assesses the appropriate size of the board and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the board uses a variety of methods to identify and evaluate director candidates. Candidates may come to the attention of the board through current directors, professional search firms, stockholders or other persons. Once the board has identified a prospective nominee, the board evaluates the prospective nominee in the context of the then-current constitution of the board and considers a number of factors, including the prospective nominee’s business, finance and financial reporting experience, as well as attributes that would contribute to an effective board of directors. The board of directors seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and the highest personal and professional ethics and values. The board of directors does not evaluate stockholder nominees differently from any other nominee.

Our board of directors will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely, the notice must be received within the time frame discussed below on page 24 under the heading “Stockholder Proposals.” To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, a description of all arrangements or understandings between the nominating stockholder and each nominee, and such additional information about the nominating stockholder and each nominee that may be required by applicable securities laws. Additional requirements respecting stockholder proposals are described below under the heading “Stockholder Proposals” on page 24.

Director Attendance at Annual Meetings

Our board of directors has adopted a policy that encourages our directors to attend our annual stockholder meetings. Our last annual meeting of stockholders was attended by all directors then incumbent.

Director Compensation

Directors who are also our employees receive no extra compensation for their service on the board of directors. Non-employee directors receive an annual fee of $12,000, which is paid quarterly. In addition, non-employee directors earn fees of $1,000 per board meeting attended in person, $500 per board meeting attended telephonically and $500 per committee meeting attended, whether in person or telephonically. Non-employee directors are also reimbursed for out-of-pocket expenses incurred in connection with attending meetings of the board of directors and its committees. In the fiscal year ended June 24, 2009, Mr. Heeschen earned $22,000, Mr. Palmer earned $23,500, Mr. Ryan earned $50,062 and Mr. Stryker earned $10,500 pursuant to these arrangements. In addition, non-employee directors are eligible to receive stock option grants under the Diedrich Coffee, Inc. 2000 Equity Incentive Plan. In the fiscal year ended June 24, 2009, each person who was then a non-employee director was granted 15,000 stock options under the 2000 Equity Incentive Plan.

Under our 2000 Equity Incentive Plan, each non-employee director automatically receives, upon first becoming a director, a one-time grant of an option to purchase up to 15,000 shares of our common stock. The initial options vest and become exercisable with respect to 50% of the underlying shares upon the earlier of the first anniversary of the grant date or immediately before the first annual meeting of stockholders following the grant date, provided that the recipient has remained a non-employee director for the entire period from the grant date to such earlier date. The remaining 50% of the underlying shares vest upon the earlier of the second anniversary of the grant date or immediately before the second annual meeting of stockholders following the grant date, provided that the recipient has remained a non-employee director for the entire period from the grant date to such date. In addition to the initial grant, each non-employee director also automatically receives, upon re-election to our board of directors, an additional option to purchase up to 15,000 shares of our common stock. These additional options vest and become exercisable upon the earlier of the first anniversary of the grant date or immediately before the annual meeting of stockholders following the grant date, provided that the recipient has remained a non-employee director for the entire period from the grant date to such date. In addition to the initial and additional options, under the 2000 Equity Incentive Plan, each director, including each non-employee director, is eligible to receive other awards under the 2000 Equity Incentive Plan at the discretion of the administrator of the plan.

All non-employee director options granted under the 2000 Equity Incentive Plan have a term of ten years and an exercise price equal to the fair market value of our common stock on the date of grant. Vesting of non-employee director options granted under the 2000 Equity Incentive Plan accelerates in certain circumstances in connection with a change in control. During the fiscal year ended June 24, 2009, an aggregate of 185,000 options to purchase shares of our common stock were issued to non-employee directors under the 2000 Equity Incentive Plan.

Director Compensation Table

The following table shows the 2009 fiscal year compensation for our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Paul C. Heeschen	$22,000	$13,013	$35,013
Gregory D. Palmer	23,500	15,340	38,840
Timothy J. Ryan (2)	50,062	28,363	78,425
James W. Stryker	10,500	2,999	13,499

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of stock options for each of the directors in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2009 grants, refer to Note 1 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 24, 2009, as filed with the Securities and Exchange Commission. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be received by the directors.

(2)	Fees earned include compensation as Vice Chairman of the board in the amount of $27,562.

Review of Related Person Transactions

Our audit committee reviews all relationships, transactions and arrangements in which we and any director, greater than 5% beneficial holder of our stock or any immediate family member of any of the foregoing are participants (“Interested Transactions”) to determine whether such persons have a direct or indirect material interest and whether to approve, disapprove or ratify any Interested Transactions. We have written policies and procedures for monitoring and seeking approval in connection with any Interested Transaction. The chair of the audit committee is authorized to approve or ratify any Interested Transactions with a related party in which the aggregate amount involved is expected to be less than $100,000. Our audit committee reviews, approves (or disapproves) or ratifies Interested Transactions. In considering whether to approve or ratify an Interested Transaction, the audit committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar terms and conditions and to the extent of the related person’s interest in the Interested Transaction. In addition, our written policy provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the audit committee.

Certain Relationships and Related Transactions

Note Purchase Agreement. On May 10, 2004, Diedrich Coffee entered into a $5,000,000 Contingent Convertible Note Purchase Agreement (“Note Purchase Agreement”) with Sequoia, which provided to Diedrich Coffee, at its election, the ability to issue notes with an aggregate principal amount of up to $5,000,000. The Note Purchase Agreement has been amended from time to time. As amended, the notes issued under the Note Purchase Agreement are due in full on March 31, 2010. On the maturity date, all outstanding principal, interest and other amounts payable under the Note Purchase Agreement will be due, unless they become payable earlier pursuant to the terms of the Note Purchase Agreement upon a change in control of Diedrich Coffee. As of January 8, 2010, Diedrich Coffee had $2,000,000 of issued notes outstanding under the Note Purchase Agreement and there was $2,911 of accrued and unpaid interest.

Loan Agreement. On August 26, 2008, Diedrich Coffee entered into a Loan Agreement with Sequoia. The Loan Agreement provides for a $3,000,000 term loan. As of June 24, 2009, $3,000,000 was outstanding under the Loan Agreement. Subsequently, Diedrich Coffee paid $1,000,000 due to Sequoia under the Loan Agreement on July 29, 2009. On the maturity date of August 26, 2011, all outstanding principal, interest and other amounts payable under the Loan Agreement will be due, unless they become payable earlier pursuant to the terms of the Loan Agreement upon a change in control of Diedrich Coffee. As of January 8, 2010, $2,000,000 was outstanding under the Loan Agreement and there was $2,903 of accrued and unpaid interest.

2009 Sequoia Warrants. In connection with the extension of the Note Purchase Agreement, after the close of the Nasdaq Stock Market on April 29, 2009, the Company issued to Sequoia a warrant to purchase 70,000 shares of common stock of the Company at an exercise price of $7.40 per share (the “2009 Sequoia Warrants”), which was the closing price of the Company’s common stock on such date. The fair value of these warrants was approximately $440,000 which was immediately recorded as interest expense. The 2009 Sequoia Warrants are exercisable by Sequoia, in whole or in part, at any time or from time to time, prior to April 29, 2014. The 2009 Sequoia Warrants are not eligible for cashless exercise, but the Company is obligated to cause the common stock issued upon exercise of the 2009 Sequoia Warrants to be registered with the SEC and applicable state governmental authorities and to be listed on the stock exchange on which the Company’s stock is traded at the time of exercise, in each case at the Company’s expense.

Consistent with the Company’s procedures for approving related party transactions, the audit committee of the board of directors, comprised of Gregory D. Palmer, Timothy J. Ryan and James W. Stryker, authorized and approved the 2009 Sequoia Warrants and the transactions contemplated thereby.

Waiver Agreement. On September 17, 2008, we were not in compliance with covenants under the Note Purchase Agreement and the Loan Agreement. On November 10, 2008, we entered into a Waiver Agreement, Amendment No. 1 to 2008 Warrant and Amendment No. 2 to 2001 Warrant (the “Waiver Agreement”) with Sequoia. Pursuant to the Waiver Agreement, Sequoia waived the requirement set forth in the Note Purchase Agreement and the Loan Agreement with Sequoia (collectively, the “Loan Agreements”) that we shall not permit, as of the end of any fiscal quarter, the ratio of our Indebtedness on a consolidated basis to Effective Tangible Net Worth to be more than 1.75:1.00 (as such terms are defined in the Loan Agreements). Such waiver is effective until the earlier of (a) October 31, 2009 and (b) the end of any fiscal quarter at which the foregoing ratio is greater than 2.10:1.00. As part of the waiver and amendment, the exercise price of the warrants issued to Sequoia on August 26, 2008 (the “2008 Sequoia Warrants”) and the 2001 Sequoia Warrants for 250,000 shares of common stock was reduced to $1.65 from $2.00 per share. In consideration of the foregoing waiver, (a) the interest rates under the Note Purchase Agreement and the Term Loan were set at LIBOR plus 9.3% for any period during which the ratio of indebtedness of the Company on a consolidated basis to effective tangible net worth is greater than 1.75:1.00 and (b) the interest rates under the Note Purchase Agreement and the Term Loan were set at LIBOR plus 6.30% for any other period.

Consistent with the Company’s procedures for approving related party transactions, the audit committee of the board of directors, as of November 2008, comprised of Gregory D. Palmer and Timothy J. Ryan, authorized and approved the Waiver Agreement and the transactions contemplated thereby.

Since June 26, 2008, we made interest payments of $589,178 to Sequoia.

EXECUTIVE OFFICERS

Diedrich Coffee’s executive officers are currently as follows:

Name	Age	Position(s) Held
J. Russell Phillips	60	Director, President and Chief Executive Officer (1)
Sean M. McCarthy	48	Chief Financial Officer and Secretary
James L. Harris	46	Vice President—Sales
Dana A. King	46	Vice President—Information Services & Customer Fulfillment

(1)	On January 15, 2010, Diedrich Coffee and Mr. Phillips reached an agreement in principle as to the terms of a Separation Agreement and General Release whereby Mr. Phillips and the Company agreed that Mr. Phillips’ employment as President and Chief Executive Officer of Diedrich Coffee will terminate on January 30, 2010.

The following is information regarding those persons currently serving as executive officers of Diedrich Coffee:

J. Russell Phillips joined our board of directors in April 2007 through appointment by our board of directors. On February 7, 2008, Mr. Phillips was appointed our President and Chief Executive Officer. From 2004 to 2008, Mr. Phillips served as Managing Principal of Transom Partners, an executive consultancy group that facilitates and develops new strategies with CEOs and executive teams. From 1994 to 2004, Mr. Phillips served as Chief Executive Officer and President of SHURflo, the leading manufacturer of high quality precision pumps, controls, motors and systems serving the food service, industrial and RV/marine markets. From 1972 to 1994, Mr. Phillips worked for several pump companies in various managerial capacities.

Sean M. McCarthy became our Chief Financial Officer and Secretary in January 2006, after serving as Vice President, Controller of Diedrich Coffee since April 2004. From February 2003 to April 2004, Mr. McCarthy was Vice President of ASM Hospitality Group, a privately owned consulting company. From June 1998 to February 2003, Mr. McCarthy served in various financial capacities for FRD Acquisition Company, Inc. (d/b/a Coco’s & Carrows Restaurants), a subsidiary of Advantica Restaurants Group, Inc., a publicly traded food service company, first as Manager, Field Finance, then Manager, Financial Planning & Analysis, and finally as Director, Finance. From May 1997 to June 1998, Mr. McCarthy was a Business Analyst for Taco Bell, Inc. From August 1986 through May 1997, Mr. McCarthy served in various accounting and financial capacities for El Torito Restaurants, a subsidiary of Family Restaurants, Inc. Mr. McCarthy earned a B.S. degree in business management from Pepperdine University and a master’s degree in business administration from the University of Southern California.

James L. Harris joined Diedrich Coffee in June 2008 as Vice President—Sales. From late 2007 to 2008, Mr. Harris was with Hansen’s Beverage Company, a publicly owned company and manufacturer and seller of premium beverages and Monster Energy Drink, as the Vice President of International Sales. From 1997 to 2007, Mr. Harris was with FIJI Water, LLC, a privately owned manufacturer and seller of premium-bottled water in a variety of capacities ultimately serving as the Senior Vice President of Sales, Western Region. From 1991 to 1997, Mr. Harris was with Haagen-Dazs Ice Cream first as an Account Executive and ultimately as a Division Manager. From 1985 to 1991, Mr. Harris worked for Pepsi-Cola Bottling Group working his way up to Account Executive and relocating to Southern California.

Dana A. King became our Vice President-Information Services & Customer Fulfillment effective January 2009 after serving as Vice President-Information and Customer Services. Ms. King joined Diedrich Coffee in November 2005 as the Director of Information Services. From 2001 until joining Diedrich Coffee, Ms. King led the Application Development group at Del Taco, a Mexican quick-service restaurant chain. From 1996 until 2000, Ms. King worked for Professional Computing, Inc. (“PCI”), as a programmer/analyst before being promoted to IS Assistant Manager. After PCI was acquired by IKON in 1997, she was promoted to the Director of IS, and, in 1999 was promoted to VP of IS and Managing Consultant and led a team consisting of developers, engineers and project managers in three locations across two states. After leaving IKON, Ms. King ran her own consulting business. Ms. King holds a B.S. degree in Business with an emphasis in Computer Information Services from California State Polytechnic University, Pomona.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

Executive Compensation Tables

Summary Compensation Table

The following table sets forth compensation earned during the fiscal year ended June 24, 2009 by our Chief Executive Officer and two other most highly compensated executive officers who were serving as our executive officers at the end of the last completed fiscal year (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
J. Russell Phillips,	2009	$275,000	$62,700	$203,890	$165,000	$720	(5)	$707,310
President and Chief Executive Officer (4)	2008	105,769	—	99,908	—	26,917	(6)	232,594

Sean M. McCarthy,	2009	225,000	90,000	—	90,000	3,016	(7)	408,016
Chief Financial Officer and Secretary	2008	214,425	—	—	—	4,014	(8)	218,439

James L. Harris,	2009	180,000	—	11,499	54,000	15,190	(9)	260,689
Vice President—Sales	2008	2,077	—	—	—	462	(10)	2,539

(1)	The Company paid discretionary bonuses in the amounts identified in this column for fiscal year 2009 to the Chief Executive Officer and Chief Financial Officer for the completion of the Transaction with Praise.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 and 2008 fiscal years for the fair value of stock options for each of the named executive officers in accordance with ASC Topic 718. Pursuant to rules of the Securities and Exchange Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2009 and 2008 grants, refer to Note 1 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 24, 2009, as filed with the Securities and Exchange Commission. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be received by the named executive officers.

(3)	Amounts identified in this column for fiscal year 2009 were earned by the Chief Executive Officer and Chief Financial Officer based on achievement of certain targets of the Company’s financial performance. The amount identified for fiscal year 2009 earned by the Vice President of Sales was primarily based on specific sales and profitability targets.

(4)	Mr. Phillips became our President and Chief Executive Officer in February 2008. Mr. Phillips’ annual base salary is $275,000. On January 15, 2010, Diedrich Coffee and Mr. Phillips reached an agreement in principle as to the terms of a Separation Agreement and General Release whereby Mr. Phillips and the Company agreed that Mr. Phillips’ employment as President and Chief Executive Officer of Diedrich Coffee will terminate on January 30, 2010.

(5)	Consists of health fitness membership reimbursement in the amount of $720.

(6)	Consists of a signing bonus payment in the amount of $25,000 and health fitness membership reimbursement in the amount of $1,917.

(7)	Consists of 401(k) matching contributions by Diedrich Coffee in the amount of $2,271 and health fitness membership reimbursement in the amount of $745.

(8)	Consists of 401(k) matching contributions by Diedrich Coffee in the amount of $2,077 and health fitness membership reimbursement in the amount of $1,937.

(9)	Consists of auto allowance in the amount of $12,000, 401(k) matching contributions by Diedrich Coffee in the amount of $138 and health fitness membership reimbursement in the amount of $3,052.

(10)	Consists of auto allowance in the amount of $462.

Outstanding Equity Awards at the 2009 Fiscal Year End

The following table sets forth information relating to stock options held by the named executive officers as of June 24, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable		Unexercisable
J. Russell Phillips	7,500	(1)	—		$3.83	4/18/2017
	91,666	(2)	183,334	(2)	3.23	2/07/2018

Sean M. McCarthy	20,000	(2)	—		3.69	4/26/2014

James L. Harris	—		20,000	(2)	2.32	9/17/2018

(1)	These options vest over a two-year period at a rate of one-half per year.

(2)	These options vest over a three-year period at a rate of one-third per year.

COMPENSATORY AGREEMENTS AND PAYMENTS RELATING TO THE OFFER

AND THE MERGER

The following section describes the terms of the employment agreements between us and the named executive officers for the 2009 fiscal year, the separation agreement between us and Mr. Phillips and other payments to be made to our executive officers and directors in connection with the Offer and the Merger.

Compensatory Agreements with Current Named Executive Officers

J. Russell Phillips. Effective February 7, 2008, Mr. Phillips entered into an employment agreement with us appointing him President and Chief Executive Officer. Mr. Phillips’s employment agreement provides for compensation consisting of, among other things, (i) an annual base salary of $275,000 and (ii) a grant of options to purchase 275,000 shares of our common stock, (the “Options”) pursuant to a stock option agreement described below. In addition, Mr. Phillips is eligible to receive (i) a bonus equal to up to 75% of his annual base salary, 80% of which would be paid upon achievement of certain defined objectives and 20% of which would be paid based upon the discretion of our compensation committee and (ii) benefits under all other benefit plans generally provided to our other executive officers.

The Options consist of non-qualified stock options to purchase up to 275,000 shares of our common stock, which vest over three (3) years, with one-third (1/3) of the options vesting on each anniversary of the effective date until all options have vested. The Options will fully vest and become immediately exercisable upon a change of control (as such term is defined in Mr. Phillip’s employment agreement). Unless an earlier termination occurs, the Options will expire ten years after the effective date of the stock option agreement.

On January 15, 2010, Diedrich Coffee and Mr. Phillips reached an agreement in principle as to the terms of a Separation Agreement and General Release (the “Separation Agreement”) whereby Mr. Phillips and the Company agreed that Mr. Phillips’ employment as President and Chief Executive Officer of Diedrich Coffee will terminate on January 30, 2010 (the “Separation Date”). Pursuant to the terms of the Separation Agreement, Mr. Phillips has a period of 180 days from the Separation Date to exercise any vested Options, and upon expiration of such period, all vested but unexercised Options will terminate and become unexercisable. Further, all unvested Options shall terminate and become unexercisable as of the date of the Separation Agreement. Pursuant to the Separation Agreement, the vesting of 45,834 Options was accelerated so that the total number of vested Options is 137,500. Additionally, on the eighth day following the Separation Date, Diedrich Coffee shall make a lump sum payment of $250,000 to Mr. Phillips provided that Mr. Phillips has executed a release and waiver and complied with the other terms and conditions of the Separation Agreement.

Sean M. McCarthy. On January 1, 2006, Mr. McCarthy was promoted to Chief Financial Officer. Effective May 1, 2008, our compensation committee approved the following compensatory arrangements for Mr. McCarthy: (i) annual base salary of $225,000; (ii) an annual bonus of up to 40% of his annual base salary based upon objective performance criteria; (iii) a severance payment equal to nine months of annual base salary if Mr. McCarthy is terminated by us without cause, provided that he executes customary releases of us; and (iv) in the event of a “change of control,” Mr. McCarthy shall be entitled to a stock appreciation payment upon consummation of the change of control transaction provided that he executes a general release of us.

Change in Control Agreements

Potential Payments Upon Termination or Change in Control

Some of Diedrich Coffee’s officers are entitled to receive payments upon a change in control under individual employment agreements or severance agreements. Upon termination for cause, officers are not entitled to receive compensation after such termination and their options terminate immediately. In the event of an involuntary termination that is not for cause, termination following a change in control or disability of certain officers, such officers may be entitled to receive compensation or payments as described below in the sections entitled “Diedrich Coffee Stock Options,” “Change in Control and Termination Provisions Applicable to

Mr. McCarthy” and “Diedrich Coffee Warrants.” These sections assume, for illustrative purposes, $35.00 as the value of the Offer consideration payable with respect to each share of common stock and disregard the amount of any taxes that may be payable by the applicable recipients. As described below, completion of the Offer will constitute a change in control of Diedrich Coffee for purposes of determining the entitlements due to certain directors and officers of Diedrich Coffee under certain severance and other benefit agreements or arrangements.

Change in Control and Termination Provisions Applicable to Mr. McCarthy

As described above, Mr. McCarthy is entitled to a severance payment equal to nine months of annual base salary if he is terminated by Diedrich Coffee without cause, provided that he executes a customary release of Diedrich Coffee. Mr. McCarthy is also entitled to a stock appreciation payment upon the consummation of a change in control transaction, provided that he executes a general release of Diedrich Coffee. For this purpose, a change in control transaction is defined as a transaction that results in a non-affiliate of Diedrich Coffee acquiring 90% of the outstanding shares of common stock. The stock appreciation payment payable to Mr. McCarthy upon the consummation of a change in control transaction is equal to the product of (i) the difference determined by subtracting $5.00 from the per share price at which at least 90% of the outstanding shares of common stock is acquired, multiplied by (ii) 100,000.

In connection with the Offer and the Merger, Mr. McCarthy will receive an aggregate amount of $3,626,200, which is comprised of (i) a payment of $3,000,000 (constituting the stock appreciation payment) and (ii) a payment of $626,200 in connection with Diedrich Coffee options owned by him (as outlined in the table below).

If Mr. McCarthy is terminated without cause following the Merger, Mr. McCarthy will also receive a lump sum payment of $168,750, provided that he executes a customary release of Diedrich Coffee.

Diedrich Coffee Stock Options

Certain directors and executive officers of Diedrich Coffee have received the right to acquire shares of common stock pursuant to equity incentive awards, including options to purchase shares of common stock.

The Merger Agreement provides that, at the acceptance time of the Offer (the “Acceptance Time”), each option to purchase shares of common stock from Diedrich Coffee that is outstanding and unexercised immediately prior to the Acceptance Time shall automatically be cancelled and converted into the right to receive the following:

•

if the exercise price per share of such option is less than the Offer consideration, then an amount of cash determined by multiplying (1) the number of shares of common stock that were subject to such option immediately prior to the Acceptance Time, by (2) the amount by which the Offer consideration exceeds the exercise price per share of such option; and

•	if the exercise price per share of such option is equal to or greater than the Offer consideration, then no cash.

The vesting terms previously applicable to any option to purchase shares of common stock from Diedrich Coffee that is cancelled and converted into the right described above will continue in full force and effect and will be applied to such right. Accordingly, any such right to receive cash will vest as follows: (x) if the holder of the right is an employee who continues his or her employment with Diedrich Coffee after the Acceptance Time, then such right will vest in accordance with the vesting terms applicable to the cancelled options, and the cash payable with respect to such right will be delivered to the holder at such times and in the same percentages as the cancelled options would have become vested; (y) if the holder of the right is an employee whose employment with Diedrich Coffee is terminated (whether prior to or after the Acceptance Time) in connection with the change in control resulting from the Offer or the Merger, then such right will vest immediately upon the later to occur of the termination of the holder’s employment with Diedrich Coffee and the Acceptance Time, and all cash payable with respect to such right will be delivered to the holder following such acceleration; and (z) if the holder of the right is a non-employee director of Diedrich Coffee, then such right will vest immediately at the Acceptance Time, and all cash payable with respect to such right will be delivered to the holder following such acceleration.

As of January 8, 2010 (except as noted below), the following directors and officers of Diedrich Coffee have outstanding and unexercised option awards specified below and will receive consideration for such options as described above, which consideration, net of the respective exercise prices, will have estimated cash values as set forth below (based on a cash value of $35.00 as the Offer consideration for each share of common stock).

Name	Number of Shares of Common Stock Underlying Unexercised Options (#)	Net Consideration to be Received for Unexercised Options ($)
James L. Harris	20,000	$653,600
Paul C. Heeschen	96,250	3,027,893
Dana A. King	20,000	630,200
Sean M. McCarthy	20,000	626,200
Gregory D. Palmer	60,000	1,924,350
J. Russell Phillips (1)	145,000	4,602,150
Timothy J. Ryan	185,000	5,783,050
James W. Stryker	30,000	1,036,950

(1)	The number of shares of common stock underlying unexercised options and the net consideration to be received for unexercised options is provided as of January 15, 2010 for Mr. Phillips.

Outstanding Debt and Financing Arrangements with Sequoia

Completion of the Offer will constitute a change in control of Diedrich Coffee for purposes of the Note Purchase Agreement and the Loan Agreement with Sequoia. All outstanding principal, interest and other amounts payable under the Note Purchase Agreement and Loan Agreement will become due.

Diedrich Coffee Warrants

At the Acceptance Time, each Diedrich Coffee warrant that is outstanding immediately prior to the Acceptance Time will automatically be cancelled and converted into the right to receive an amount of cash determined by multiplying (A) the number of shares of common stock that were subject to such warrant immediately prior to the Acceptance Time, by (B) the amount by which (x) the Offer consideration exceeds (y) the exercise price per share of such warrant.

On May 8, 2001, in connection with the sale of 2,000,000 shares of common stock to Sequoia, Diedrich Coffee issued warrants to Sequoia (the “2001 Sequoia Warrants”) to purchase 250,000 shares of common stock at an exercise price of $4.80 per share. On November 10, 2008, the exercise price of the 2001 Sequoia Warrants was decreased to $1.65 per share in connection with the Waiver Agreement. As of January 8, 2010, all 2001 Sequoia Warrants were outstanding with an expiration date of June 30, 2014.

In connection with the Loan Agreement and an amendment to the Note Purchase Agreement, on August 26, 2008, Diedrich Coffee issued the 2008 Sequoia Warrants to purchase 1,667,000 shares of common stock at an exercise price of $2.00 per share. On November 10, 2008 the exercise price was decreased to $1.65 per share in connection with the Waiver Agreement. On April 17, 2009, Sequoia transferred a portion of the 2008 Sequoia Warrants, consisting of the right to purchase 300,000 shares of Common Stock, to WF Trust, an irrevocable trust whose sole trustee is Mr. Heeschen. As of January 8, 2010, all 2008 Sequoia Warrants were outstanding with an expiration date of August 26, 2013.

In connection with the extension of the Note Purchase Agreement, on April 29, 2009, Diedrich Coffee issued the 2009 Sequoia Warrants to purchase 70,000 shares of Common Stock at an exercise price of $7.40 per share, which was the closing price of the Common Stock on such date. As of January 8, 2010, all 2009 Sequoia Warrants were outstanding with an expiration date of April 29, 2014.

As of January 8, 2010, Sequoia and, with respect to the right to purchase 300,000 shares of Common Stock, WF Trust hold the 2001 Sequoia Warrants, the 2008 Sequoia Warrants and the 2009 Sequoia Warrants. As such, Mr. Heeschen is deemed to beneficially own warrants to purchase an aggregate of 1,987,000 shares of common stock. The outstanding warrants have a weighted average exercise price of $1.85. In connection with the completion of the Offer, Mr. Heeschen will, via his beneficial ownership of such warrants, receive an aggregate amount of approximately $65.9 million in connection with the warrants to purchase shares of common stock beneficially owned by him.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee reviews our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

In this context, the audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with those charged with governance” and SEC Regulation S-X, Rule 2-07, “Communication with Audit Committees.” In addition, the audit committee received from the independent registered public accounting firm the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communications with Audit Committees Concerning Independence) and discussed with the independent registered public accounting firm their independence from Diedrich Coffee and its management. The audit committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors, and the board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted,

James W. Stryker, Chairman

Gregory D. Palmer

Timothy J. Ryan

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table presents the aggregate fees billed by BDO Seidman, LLP for services provided during our 2009 and 2008 fiscal years.

	2009	2008
Audit Fees	$334,000	$308,000
Audit Related Fees	22,000	32,000
Tax Fees	104,000	145,000

Total	$460,000	$485,000

Audit Fees. The fees identified under this caption were for professional services rendered by BDO Seidman, LLP for fiscal years 2009 and 2008 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees. The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” Audit-related fees consisted primarily of fees paid for Securities and Exchange Commission reporting matters and consents related to our uniform franchise offering circulars.

Tax Fees. Tax fees consist principally of assistance related to tax compliance and reporting.

Approval Policy. Our audit committee approves in advance all services provided by our independent registered public accounting firm. All engagements of our independent registered public accounting firm in fiscal years 2009 and 2008 were pre-approved by the audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 8, 2010 by:

•	each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table below includes the number of shares underlying options and warrants that are exercisable within 60 days from January 8, 2010 (except as otherwise noted below).

Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)		Percent Of Class (%)(2)
Sequoia Enterprises, LP 450 Newport Center Drive, Suite 450 Newport Beach, CA 92660	3,260,604	(3)	44.0

WF Trust 450 Newport Center Drive, Suite 450 Newport Beach, CA 92660	750,000	(4)	12.4

Financial & Investment Management Group, LTD 111 Cass Street Traverse City, MI 49684	533,342	(5)	9.3

D.C.H., L.P. 450 Newport Center Drive, Suite 450 Newport Beach, CA 92660	419,268	(6)	7.3

Gamco Investors, Inc. et al One Corporate Center, Rye, NY 10580-1435	356,088	(7)	6.2

Clarus Capital Group Management L.P. 237 Park Avenue, Suite 900 New York, NY 10017	287,733	(8)	5.0

Hudson Bay Overseas Fund, Ltd. Walkers SPV Limited, Walker House P.O. Box 908GT, Mary Street Georgetown, Grand Cayman Cayman Islands	218,790	(9)	3.8

Hudson Bay Fund, L.P. 120 Broadway, 40th Floor New York, NY 10271	123,070	(9)	2.1

Paul C. Heeschen	4,527,293	(10)	58.0
Timothy J. Ryan	75,000	(11)	1.3
Gregory D. Palmer	60,000	(12)	1.0
James W. Stryker	30,500	(13)	*
J. Russell Phillips	148,000	(14)	2.5
Sean M. McCarthy	25,000	(15)	*
James L. Harris	6,666	(16)	*
Dana A. King	12,666	(17)	*
All directors and executive officers as a group (10 persons)	4,904,377	(18)	60.0

*	Less than 1%

(1)	Unless otherwise indicated, the address of each person in this table is c/o Diedrich Coffee, Inc., 28 Executive Park, Suite 200, Irvine, California 92614, Attn: Corporate Secretary.

(2)	Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of January 8, 2010 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)	Paul C. Heeschen, the Chairman of our board of directors, is the sole general partner of this limited partnership with voting and investment power as to all shares beneficially owned by the limited partnership. Includes 250,000 shares subject to warrants that are immediately exercisable and will expire on June 30, 2014, 1,367,000 shares subject to warrants that are immediately exercisable and will expire on August 26, 2013 and 70,000 shares subject to warrants that are immediately exercisable and will expire on April 29, 2014.

(4)	Paul C. Heeschen, the Chairman of our board of directors, is the sole trustee with sole voting and investment power as to all shares beneficially owned by the trust. Includes 300,000 shares subject to warrants that are immediately exercisable and will expire on August 26, 2013.

(5)	According to the Schedule 13G, filed on March 23, 2009, Financial & Investment Management Group, LTD (“FIMG”) is a registered investment advisor that manages individual client accounts. All 533,342 shares represented in that filing have shared voting power and are held in accounts owned by the clients of FIMG. FIMG disclaims beneficial ownership of all such shares.

(6)	Paul C. Heeschen, the Chairman of our board of directors, is the sole general partner of this limited partnership with voting and investment power as to all shares beneficially owned by the limited partnership.

(7)	According to the Schedule 13D/A filed on January 11, 2010, such Schedule 13D/A has been filed by Mario J. Gabelli (“Mario Gabelli”) and various entities that he directly or indirectly controls or for which he acts as chief investment officer. The Schedule 13D/A indicates that Mario Gabelli is deemed to have beneficial ownership of the shares owned beneficially by each of the filing persons. Each of the Reporting Persons and Covered Persons (both as defined in the Schedule 13D/A) has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except as noted in the Schedule 13D/A.

(8)	According to the Schedule 13G filed on February 13, 2007, includes sole voting power relating to 235,713 and shared voting power relating to 52,020 shares beneficially owned by Clarus Capital Group Management L.P. The general partner to Clarus Capital Group Management L.P. is Clarus Capital Management, LLC. Ephraim Fields is the managing member of Clarus Capital Group Management, LLC and as such controls Clarus Capital Group Management L.P.

(9)	According to the Schedule 13G filed on December 2, 2009, Hudson Bay Capital Management, L.P. serves as investment manager with respect to the Hudson Bay Overseas Fund, Ltd. and the Hudson Bay Fund, L.P. and shares voting and dispositive power in connection with the 218,790 shares beneficially owned by Hudson Bay Overseas Fund, Ltd. and the 123,070 shares beneficially owned by Hudson Bay Fund, L.P. Sander Gerber serves as an executive officer of Hudson Bay Capital Management, L.P. Each of Hudson Bay Capital Management, L.P. and Mr. Gerber disclaims any beneficial ownership of any such shares, except for their pecuniary interest therein.

(10)

Includes (i) 3,260,604 shares beneficially owned by Sequoia (250,000 shares subject to warrants that are immediately exercisable and will expire on June 30, 2014, 1,367,000 shares subject to warrants that are immediately exercisable and will expire on August 26, 2013 and 70,000 shares subject to warrants that are immediately exercisable and will expire on April 29, 2014), and (ii) 419,268 shares beneficially owned by D.C.H., L.P. Mr. Heeschen is the sole general partner of each of these partnerships with voting and investment power as to all of such shares. Includes 750,000 shares beneficially owned by WF Trust (300,000 shares subject to warrants that are immediately exercisable and will expire on August 26, 2013).

Mr. Heeschen is the sole trustee with sole voting and investment power as to all shares beneficially owned by the trust. Includes 97,421 shares owned personally by Mr. Heeschen (96,250 shares subject to options that are exercisable within 60 days), and 250 shares held by Paul C. Heeschen Revocable Living Trust.

(11)	Includes 75,000 shares subject to options that are exercisable within 60 days.

(12)	Includes 60,000 shares subject to options that are exercisable within 60 days.

(13)	Includes 30,000 shares subject to options that are exercisable within 60 days.

(14)	Pursuant to the terms of the Separation Agreement, all unvested Options terminate and become unexercisable as of January 15, 2010. Includes 145,000 shares subject to options that are exercisable within 60 days.

(15)	Includes 20,000 shares subject to options that are exercisable within 60 days.

(16)	Includes 6,666 shares subject to options that are exercisable within 60 days.

(17)	Includes 11,666 shares subject to options that are exercisable within 60 days.

(18)	Includes 2,449,914 shares subject to options and warrants that are exercisable within 60 days.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that during our fiscal year ended June 24, 2009, all Section 16 reporting persons complied with all applicable filing requirements.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, which information should be considered as part of the filing that you are reading. Based on Securities and Exchange Commission regulations, the report of the audit committee, beginning on page 18, is not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This proxy statement is sent to you as part of the proxy materials for the 2009 annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our common stock.

Delivery of Documents to Stockholders Sharing the Same Address

With regard to the delivery of annual reports and proxy statements, under certain circumstances, the Securities and Exchange Commission permits a single set of documents to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces mailing and printing costs. Even if householding is implemented, each stockholder will continue to receive a separate proxy card or, in the case of shares of stock held in a street name account, a separate voting instruction form.

We have not implemented householding rules with respect to our record holders. However, banks, brokers and other firms may have instituted householding and this may impact stockholders whose shares are registered in the name of the bank, broker or other firm. If a stockholder received a householding notification from its broker, only one annual report and one proxy statement will be mailed to an address at which two or more stockholders reside unless the stockholder gave instructions to the contrary. If any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the stockholder should contact his, her or its broker directly. A stockholder may also receive additional copies of our annual report and proxy statement by calling our Investor Relations department at (949) 260-6734, by writing to Diedrich Coffee, Inc., 28 Executive Park, Suite 200, Irvine, California 92614, Attn: Investor Relations or requesting online through the Investor Relations section of our website: www.diedrich.com.

Availability of Additional Information

Copies of our 2009 Annual Report have been distributed to stockholders. Additional copies and additional information is available upon request without charge by calling Investor Relations at (949) 260-6734, by writing to Diedrich Coffee, Inc., 28 Executive Park, Suite 200, Irvine, California 92614, Attn: Investor Relations or requesting online through the Investor Relations section of our website: www.diedrich.com.

Stockholder Proposals

2009 Annual Meeting Proposals

If a proponent of a proposal fails to notify us within a reasonable time before we mail proxy statements for the 2009 Annual Meeting, then we will be allowed to use our discretionary voting authority under proxies solicited by the board of directors when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We were not notified of any stockholder proposals to be made at our upcoming annual meeting, and will therefore be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

2010 Annual Meeting Proposals

Stockholders who wish to have proposals considered for inclusion in the proxy statement and form of proxy for our 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address set forth on the first page of this proxy statement within a reasonable time before the Company begins to print and send its proxy materials for the 2010 annual meeting, provided, however, that we will not hold the 2010 annual meeting in the event that the Merger with GMCR is consummated before such meeting. In light of the time required to prepare our proxy materials for print and distribution, stockholder proposals should be sent to us no later than September 23, 2010. Any proposal should be addressed to our Corporate Secretary and may be included in next year’s proxy materials only if such proposal complies with our bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our proxy statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting within a reasonable time before we begin to print and mail proxy materials, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card.

By order of the board of directors,

Paul C. Heeschen

Chairman of the Board of Directors

Irvine, California

January 15, 2010

P R O X Y	DIEDRICH COFFEE, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2010 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Sean M. McCarthy and Jack Hosier, and each of them individually, as proxies, each with power of substitution, to vote and otherwise represent all of the shares of common stock of Diedrich Coffee, Inc. held of record by the undersigned at the annual meeting of stockholders of Diedrich Coffee, Inc. to be held on Thursday, February 18, 2010 at 9:00 a.m. local time, and any adjournments or postponements thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated in each case January 15, 2010. All other proxies heretofore given by the undersigned to vote shares of common stock of Diedrich Coffee, Inc. are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote and FOR the proposal in Item 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING PROPOSALS:

1. Election of five (5) members to the board of directors of Diedrich Coffee, Inc.:	☐ FOR for all nominees listed below for whom stockholder is entitled to vote†	☐ WITHHOLD AUTHORITY for all nominees listed below for whom stockholder is entitled to vote

Nominees:	Paul C. Heeschen	Gregory D. Palmer	James W. Stryker
	J. Russell Phillips	Timothy J. Ryan

†	INSTRUCTIONS. To withhold authority to vote for any individual nominee, strike the nominee’s name listed above.

2.	Ratification of the selection of BDO Seidman, LLP as the independent registered public accounting firm of Diedrich Coffee, Inc. for the fiscal year ending June 30, 2010.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	In their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1 for which the stockholder is entitled to vote and FOR the proposal in Item 2.

ADDRESS AREA

I plan to attend the                         ☐

annual meeting

Change of address or                     ☐

comments mark here

Please sign exactly as your name appears hereon.

When signing in a representative capacity, please

give full title.

Date:

Signature

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes MUST be indicated (x) in BLACK or BLUE Ink.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on

February 18, 2010.

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended June 24, 2009 are available at http://www.edocumentview.com/DDRX.